EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement File No. 333-126244 on Form S-8 of our report dated April 4, 2007, relating to the consolidated financial statements and financial statement schedule of DSW Inc. and management’s report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of DSW Inc. for the year ended February 3, 2007.
/s/ DELOITTE & TOUCHE LLP
Columbus, Ohio
April 4, 2007